                                                                     EXHIBIT 5.1

                                September 1, 2000

HA-LO Industries, Inc.
5980 West Touhy Avenue
Niles, Illinois 60714

         Re: Post-Effective Amendment No. 1 to Registration Statements on Form
             S-3

Gentlemen:

         We have acted as counsel to HA-LO Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of Post-Effective Amendment No. 1 to the Company's Registration Statements on Form S-3 listed on Schedule 1 hereto (the "Registration Statements") relating to the sale from time to time by certain selling stockholders of shares of Common Stock, $.001 par value per share ("Common Stock"), of the Company registered on such Registration Statements.

         As such counsel, we have examined such documents and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based upon the foregoing, we are of the opinion that the outstanding shares of Common Stock which are the subject of the Registration Statements are duly and validly issued, fully paid and non-assessable and the shares of Common Stock which are the subject of the Registration Statements which will be issued upon the conversion of convertible securities in accordance with their terms, will, when issued, be duly and validly issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the reference to our firm under the heading "Legal Matters" in the Prospectuses comprising a part of the Registration Statements.

         Please be advised that certain partners of, attorneys associated with and/or of counsel to our firm, beneficially own shares of Common Stock.

         The opinions expressed above are limited to the Delaware General Corporation Law and the federal laws of the United States, and are limited to the specific legal matters expressly addressed herein. No opinion is expressed with respect to the laws of any other jurisdiction or any legal matter not addressed herein. This opinion speaks only as of the date hereof and we undertake no obligation to update this opinion.

                                   Very truly yours,

                                   /s/ NEAL, GERBER & EISENBERG

                                   SCHEDULE 1

Registration Nos. 333-00358;
333-49667; 333-19301;
333-43611; 333-36703;
333-32571; 333-28647;
333-27763; 333-26381;
333-49667; 333-58929;
333-65891; 333-69825;
333-72609; 333-75143;
333-85937; 333-91893;
333-94319; 333-36200;
333-42946